Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of KiNRG, Inc. and subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of KiNRG, Inc. and subsidiary (the Company) as of December 31, 2025 and 2024 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the two years period then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its consolidated operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying consolidated financial statements, the Company has not yet generated any significant revenue, has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 3, the Company has not yet generated any significant revenue, has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raises substantial doubt about the Company’s ability to continue as a going concern.

We evaluated the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2022.

The Woodlands, Texas

March 20, 2026

KiNRG, Inc.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$328,466	$23,099
Prepaid expenses	-	12,126
Current assets - discontinued operations	-	3,909
Total current assets	328,466	39,134

Right of use asset, operating lease	9,471	8,525
Total assets	$337,937	$47,659

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	32,676	18,780
Accrued liabilities - related parties	50,000	100,000
Accrued payroll	570,164	476,981
Accrued interest	133,883	121,883
Lease liabilities - operating lease	9,471	8,525
Loans payable - related party	-	250,000
Notes payable	80,000	80,000
Other liabilities	7,511	11,511
Current liabilities - discontinued operations	-	31,265
Total current liabilities	883,705	1,098,945

Total liabilities	883,705	1,098,945

Commitments and Contingencies	-	-

Stockholders’ equity (deficit)
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized, 5,424,700 shares undesignated	-	-
Series A Convertible Preferred stock, par value $0.0001 per share, 500,000 shares designated, 0 shares issued and outstanding at December 31, 2025 and 2024	-	-
Series AA Convertible Preferred stock, par value $0.0001 per share, 3,000,000 shares designated, 0 shares issued and outstanding at December 31, 2025 and 2024	-	-
Series AAA Convertible Preferred stock, $0.0001 per share, 70,000 shares designated, 0 shares issued and outstanding at December 31, 2025 and 2024	-	-
Series AAAA Convertible Preferred stock, $0.0001 per share, 1,005,300 shares designated, 0 shares issued and outstanding at December 31, 2025 and 2024	-	-
Common stock, par value $0.0001, 250,000,000 shares authorized, 56,900,743 and 51,538,193 shares issued and outstanding at December 31, 2025 and 2024, respectively	5,690	5,154
Common stock to be issued, 0 and 2,657,550 shares at December 31, 2025 and 2024, respectively	-	265
Additional paid-in capital	28,465,847	25,607,397
Accumulated deficit	(29,017,305)	(26,312,700)
Stockholders’ deficit attributable to KiNRG, Inc.	(545,768)	(699,884)
Non-controlling interest	-	(351,402)
Total stockholders’ deficit	(545,768)	(1,051,286)

Total liabilities and stockholders’ equity	$337,937	$47,659

See the accompanying notes to the consolidated financial statements.

KiNRG, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2025	2024

Operating expenses:
Selling, general, and administrative expenses	$2,364,934	$1,205,354
Total operating expenses	2,364,934	1,205,354

Operating loss	(2,364,934)	(1,205,354)

Other expenses:
Gain on settlement of accounts payable	4,000	-
Interest expense	(26,548)	(42,082)
Total other expenses	(22,548)	(42,082)

Loss before provision for income taxes	(2,387,482)	(1,247,436)

Provision for income taxes	-	-

Net loss from continuing operations	(2,387,482)	(1,247,436)

Net loss from discontinued operations	(317,123)	(104,595)

Consolidated net loss	$(2,704,605)	$(1,352,031)

Less: Net loss attributable to non-controlling interest	-	(20,089)

Net loss attributable to KiNRG, Inc.	$(2,704,605)	$(1,331,942)

Net loss per common share from continuing operations, basic and diluted	$(0.043)	$(0.024)
Net loss per common share from discontinued operations, basic and diluted	$(0.006)	$(0.002)
Net loss per common share, basic and diluted	$(0.049)	$(0.026)

Weighted-average number of common shares outstanding, basic and diluted	54,832,811	51,190,679

KiNRG, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series A Preferred		Series AA Preferred		Series AAA Preferred		Series AAAA Preferred		Common Stock		Common Stock To Be Issued		Additional Paid-in	Accumulated	Non-controlling
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Total

Balance, December 31, 2023	-	$-	-	$-	-	$-	-	$-	50,938,193	$5,094	2,657,550	$265	$24,838,202	$(24,980,758)	$(331,313)	$(468,510)

Vesting of compensatory warrants	-	-	-	-	-	-	-	-	-	-	-	-	139,173	-	-	139,173

Common stock sold for cash	-	-	-	-	-	-	-	-	600,000	60		-	599,940	-	-	600,000

Imputed interest on related party loans	-	-	-	-	-	-	-	-	-	-	-	-	30,082	-	-	30,082

Net loss for the year ended December 31, 2024	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,331,942)	(20,089)	(1,352,031)

Balance, December 31, 2024	-	$-	-	$-	-	$-	-	$-	51,538,193	$5,154	2,657,550	$265	$25,607,397	$(26,312,700)	$(351,402)	$(1,051,286)

Vesting of compensatory warrants	-	-	-	-	-	-	-	-	-	-	-	-	139,173	-	-	139,173

Common stock sold for cash	-	-	-	-	-	-	-	-	750,000	75	-	-	749,925	-	-	750,000

Common stock issued for services	-	-	-	-	-	-	-	-	1,125,000	113	-	-	1,124,887	-	-	1,125,000

Common stock issued for exercise of warrants	-	-	-	-	-	-	-	-	250,000	25	-	-	249,975	-	-	250,000

Common stock issued to directors for conversion of fees	-	-	-	-	-	-	-	-	150,000	15	-	-	149,985	-	-	150,000

Common stock issued to officers for conversion of salaries	-	-	-	-	-	-	-	-	180,000	18	-	-	179,982	-	-	180,000

Common stock issued for conversion of note payable	-	-	-	-	-	-	-	-	250,000	25	-	-	249,975	-	-	250,000

Common stock issued from shares to be issued	-	-	-	-	-	-	-	-	2,657,550	265	(2,657,550)	(265)	-	-	-	-

Imputed interest on related party loans	-	-	-	-	-	-	-	-	-	-	-	-	14,548	-	-	14,548

Derecognition of subsidiary	-	-	-	-	-	-	-	-	-	-	-	-	-	-	351,402	351,402

Net loss for the year ended December 31, 2025	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,704,605)	-	(2,704,605)

Balance, December 31, 2025	-	$-	-	$-	-	$-	-	$-	56,900,743	$5,690	-	$-	$28,465,847	$(29,017,305)	$-	$(545,768)

KiNRG, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the	For the
	Year Ended	Year Ended
	December 31,	December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,704,605)	$(1,352,031)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,264,173	139,173
Imputed interest on loans payable	14,548	30,082
Loss on sale of subsidiary	316,343	-
Changes in current assets and liabilities:
Right-of-use asset	10,309	9,892
Prepaid assets	12,126	(12,126)
Accounts payable	13,690	18,780
Accrued liabilities - related party	100,000	100,000
Accrued interest	12,000	12,000
Accrued payroll	273,183	183,516
Other liabilities	-	(16,842)
Operating lease liability	(10,309)	(9,892)
Net cash used in operating activities	(698,542)	(897,448)

CASH FLOWS FROM INVESTING ACTIVITIES
None.	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	750,000	600,000
Proceeds from exercise of warrants	250,000	-
Net cash provided by financing activities	1,000,000	600,000

Net increase (decrease) in cash and cash equivalents	301,458	(297,448)

Cash and cash equivalents at beginning of period	27,008	324,456

Cash and cash equivalents at end of period	$328,466	$27,008

Cash and cash equivalents at end of period - continuing operations	$328,466	$23,099
Cash and cash equivalents at end of period - discontinued operations	$-	$3,909

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Establish right-of-use asset and liability	$11,255	$10,130
Common stock issued for conversion of loan payable - related party	$250,000	$-
Common stock issued to directors for conversion of fees	$150,000	$-
Common stock issued to officers for conversion of salaries	$180,000	$-
Common stock issued for services	$113	$-
Common stock issued from shares to be issued	$265	$-

KiNRG, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2025 and 2024

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

KiNRG is a green energy company. Our core objective and focus is to become a leading provider of clean efficient green energy and green hydrogen to the world communities at a reasonable coast without the destructive residual of fossil fuel, while continuing to generate innovative technological solutions for today and tomorrow’s electrical power needs. We have assembled a team of experienced business professionals, engineering and scientific consultants with the proven ability to bring the idea to market. We have filed and been issued patents. We have designed, engineered, developed and are preparing to construct both smaller and large HydroThermal Reactors that use benevolent, non-toxic natural elements to generate electricity economically by integrating and synthesizing numerous proven as well as emerging technologies. In addition to constructing smaller and large HydroThermal Reactors in the United States and abroad, the Company intends to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for electricity. The Company is developing a smaller “modular” reactor to support AI data centers and other applications where a constant 24/7/365 base load is required.

Basis of Presentation

The accompanying consolidated financial statements present on a consolidated basis the accounts of the Company and subsidiaries. The Company presents noncontrolling interest within the equity section of its consolidated balance sheets and the amount of consolidated net income (loss) that is attributable to the Company and to the noncontrolling interest in its consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

Discontinued Operations

Pursuant to the guidance of Accounts Standards Codification (“ASC”) 205-20, Presentation of Financial Statements – Discontinued Operations, the accounts of our discontinued entity Arizona Green Power (“AGP”) have been included in “Net loss from discontinued operations” in our consolidated statements of operations until such time as the entity was sold; this sale occurred February 17, 2025. See note 2. Additionally, the assets and liabilities of this entity have been presented as discontinued operations in our consolidated balance sheets.

Reclassifications

Certain amounts presented in the financial statements of the prior period have been reclassified to conform with the current period presentation of discontinued operations. See Note 2.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Our short-term financial instruments, including cash, other assets, and accounts payable and accrued expenses consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value. The fair value of our notes and advances payable is based on management estimates and reasonably approximates their book value based on their current maturity.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with Topic ASC 360, “Property, Plant and Equipment”. Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset using a discount rate determined by management to be commensurate with the risk inherent to our current business model.

Net Loss per Common Share

The Company computes net loss per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock. Diluted net loss per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. There is no effect on diluted loss per share since the common stock equivalents are anti-dilutive. Dilutive common stock equivalents consist of shares issuable upon the exercise of warrants. Fully diluted shares as of December 31, 2025 and 2024 were 56,915,743 and 55,335,743, respectively.

Revenue Recognition

The Company has generated no revenues to date. It is the Company’s policy that revenue from product sales or services will be recognized in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis must be met as outlined in Topic 606: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when (or as) performance obligations are satisfied. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

Stock Based Compensation

The Company measures and recognizes stock-based compensation expense based on the grant date fair value of the awards. The Company accounts for forfeitures as they occur. The grant date fair value of stock options and warrants with service-based vesting only is estimated using the Black-Scholes option pricing model.

The Black-Scholes model requires the use of highly subjective assumptions, including the award’s expected term, the fair value of the underlying common stock, the expected volatility of the price of the common stock, risk-free interest rates, and the expected dividend yield of the common stock.

The assumptions used to determine the fair value of the stock-based awards are management’s best estimates and involve inherent uncertainties and the application of judgment. The expected term represents the period that the Company’s stock-based awards are expected to be outstanding. As the Company does not have sufficient historical experience for determining the expected term of the stock option awards granted, it has based its expected term on the simplified method available under U.S. GAAP.

Stock-based compensation expense for awards with financial performance conditions is recognized over the requisite service period. Stock-based compensation expense for awards with service-based vesting only is recognized on a straight-line basis over the requisite service period of the awards. The vesting period of these awards is generally four years.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2025 and 2024. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Advertising Costs

All costs associated with advertising and promotion are expensed as incurred. Total recognized advertising and promotion expenses were $500 and $0 for the years ended December 31, 2025 and 2024, respectively.

Research and Development

In accordance with ASC 730, “Research and Development”, the Company expenses all research and development costs as incurred. The Company incurred $0 of research and development costs for the years ended December 31, 2025 and 2024. The company expects the research and development costs to increase in the future as it continues to invest in the infrastructure that is critical to achieve our business goals and objectives.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash and cash equivalents. As of December 31, 2025 and 2024, the Company had cash in excess of the $250,000 FDIC insured amount in the amounts of $78,466 and $0, respectively.

Related Parties

The Company follows the ASC 850-10 Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amended guidance requires incremental reportable segment disclosures, primarily about significant segment expenses. The amendments also require entities with a single reportable segment to provide all disclosures required by these amendments, and all existing segment disclosures. The amendments will be applied retrospectively to all prior periods presented in the financial statements and is effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024, with early adoption permitted. We adopted this guidance on January 1, 2024 and have included it in our annual disclosures; however, it did not impact our financial condition, results of operations, or cash flows. For additional information, see “Note 15—Segment Information.”

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the U.S. The OBBBA includes significant provisions, such as expensing of U.S. research expenditures and eligible capital expenditures, the permanent extension of certain expiring provisions of the Tax Cuts and Jobs Act, modifications to the international tax framework and the restoration of favorable tax treatment for certain business provisions. The impacts of the OBBBA are reflected in our results for the year ended December 31, 2025, and there was no impact to our income tax expense or effective income tax rate.

Accounting Standards Issued, Not Adopted

In July 2025, the FASB issued ASU 2025-05, which provides a practical expedient for estimating expected credit losses on short term receivables and contract assets from revenue transactions. The guidance permits a simplified loss rate approach based on historical write-off experience and current conditions. This update is effective for fiscal years beginning after December 15, 2025, and interim periods within those annual reporting periods. Early adoption is permitted. We are evaluating the impact this update will have on our annual disclosures; however, we do not anticipate a material impact to our financial condition, results of operations, or cash flows.

In November 2024, the FASB issued Accounting Standard Update No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). This standard requires additional disclosures over certain expenses, including purchases of inventory, employee compensation, depreciation, intangible asset amortization, and other specific expense categories. This standard also requires disclosure of the total amount of selling expenses and the Company’s definition of selling expenses. This update is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. We are evaluating the impact this update will have on our annual disclosures; however, we do not anticipate a material impact to our financial condition, results of operations, or cash flows.

NOTE 2: DISCONTINUED OPERATIONS

From November 17, 2015 through December 31, 2023, through its subsidiary Arizona Green Power (“AGP”), the Company had entered into an agreement (the “Land Option Agreement”), and a series of amendments to said agreement, to purchase land in Arizona. The Land Option Agreement expired in March 2024. With the expiration of the Land Option Agreement, the Company has made the strategic decision to divest itself from AGP.

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. The were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The gain on sale of AGP to related party was recognized in additional paid-in capital as follows:

Other Liabilities	$(35,058)
Non-controlling interest	351,402
Accounts payable	(1)
Loss on sale of subsidiary	$(316,343)

The following information presents the major classes of line item of assets and liabilities included as part of discontinued operations in the consolidated balance sheets:

	December 31,	December 31,
	2025	2024
Current assets - discontinued operations:
Cash	$-	$3,909
Total current assets - discontinued operations	$-	$3,909

Current liabilities - discontinued operations:
Other liabilities	-	31,265
Total current liabilities - discontinued operations	$-	$31,265

The following information presents the major classes of line items constituting the after-tax loss from discontinued operations in the consolidated statements of operations:

	Twelve Months Ended
	December 31,	December 31,
	2025	2024

Selling, general, and administrative expenses	780	104,595
Loss on sale of subsidiary	316,343	-
Loss from discontinued operations, net of tax	$317,123	$104,595

The following information presents the significant operating cash flow activities in the consolidated statements of cash flows relating to discontinued operations:

	Twelve Months Ended
	December 31,	December 31,
	2025	2024
Operating activities of discontinued operations
Net loss from discontinued operations	$(317,123)	$(104,595)
Loss on sale of subsidiary	316,343	-

Changes in current assets and liabilities:
Accounts payable	3,791	(16,844)

NOTE 3: GOING CONCERN

For the years ended December 31, 2025 and 2024, the Company incurred a net loss from continuing operations of $2,387,482 and $1,247,436, respectively, and has an accumulated deficit of $29,017,305 as of December 31, 2025. At December 31, 2025, we have a working capital deficit of $555,239, compared to $1,059,811 at December 31, 2024.

The Company has been dependent on raising capital through debt and equity financings to meet its needs for cash used in operating and investing activities. During the year ended December 31, 2025, the Company received proceeds of $750,000 from the sale of common stock and proceeds of $250,000 from the exercise of common stock warrants. During the year ended December 31, 2024, the Company received proceeds of $600,000 from the sale of common stock. Until the Company can generate positive cash from operations, it will need to raise additional funding to meet its liquidity needs and to execute its business strategy. As in the past, the Company will seek debt and/or equity financing, which may not be available on reasonable terms, if at all.

The Company’s audited consolidated financial statements for the year ended December 31, 2025 and 2024 were prepared under the assumption that it would continue operations as a going concern. However, the report of the Company’s independent registered public accounting firm that accompanies the Company’s consolidated financial statements for the year ended December 31, 2025 contains a qualification in which such firm expressed substantial doubt about the Company’s ability to continue as a going concern.

NOTE 4: RIGHT-OF-USE ASSETS AND LEASE LIABILITIES – OPERATING LEASES

The Company has operating leases for offices and has recognized a right-of-use asset and a lease liability. The Company uses a 12% rate to determine the present value of the lease payments. The Company’s leases have remaining lease terms of less than 1 year.

The Company’s lease expense was entirely comprised of operating leases. Lease expense for the years ended December 31, 2025 and 2024 amounted to $11,000 and $10,550, respectively.

The Company’s ROU asset amortization for the years ended December 31, 2025 and 2024 was $10,308 and $9,893, respectively. The difference between the lease expense and the associated ROU asset amortization consists of interest.

Right of use assets – operating leases are summarized below:

	December 31, 2025	December 31, 2024
Office	$9,471	$8,525
Right of use assets, net	$9,471	$8,525

Operating lease liabilities are summarized below:

	December 31, 2025	December 31, 2024
Office	$9,471	$8,525
Lease liability	9,471	8,525
Less: current portion	(9,471)	(8,525)
Lease liability, non-current	$—	$—

Maturity analysis under these lease agreements are as follows:

For the year ended December 31, 2026	$10,000
Less: Present value discount	(529)
Lease liability	$9,471

NOTE 5: ACCRUED LIABILITIES - RELATED PARTIES

Accrued liabilities and expenses as of December 31, 2025 and 2024 consist of the following:

	December 31, 2025	December 31, 2024
Board of Director fees	$50,000	$100,000
Total	$50,000	$100,000

During the year ended December 31, 2025, the Company accrued fees due to the Board of Directors in the amount of $100,000 and converted accrued fees due to the Board of Directors in the amount of $150,000 into 150,000 shares of the Company’s common stock. There was no gain or loss recorded on this transaction as the conversion occurred at the fair value price of $1.00 per share.

During the year ended December 31, 2024, the Company accrued fees due to the Board of Directors in the amount of $100,000.

NOTE 6: ACCRUED PAYROLL

Accrued payroll as of December 31, 2025 and 2024 consist of the following:

	December 31, 2025	December 31, 2024
Accrued payroll	$542,460	$463,274
Accrued payroll taxes	27,704	13,707
Total	$570,164	$476,981

The Company disputes the amount of $67,850 which is included in accrued payroll at December 31, 2025 and 2024. This amount was recorded during the period ended December 31, 2014 as due to its then CFO. The Company does not believe it has any liability to this individual.

Activity during the year ended December 31, 2025

The Company accrued salaries in the amount of $405,000, made payments of $145,814, and converted accrued salaries due to officers in the amount of $180,000 into 180,000 shares of the Company’s common stock. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion. The Company accrued payroll taxes in the amount of $55,384 and made payments of $41,386.

Activity during the year ended December 31, 2024

The Company accrued salaries in the amount of $435,000 and made payments of $263,885. The Company accrued payroll taxes in the amount of $103,598 and made payments of $91,198.

NOTE 7: NOTES PAYABLE IN DEFAULT

Notes payable as of December 31, 2025 and 2024 consist of the following:

	December 31, 2025	December 31, 2024
Note payable issued April 7, 2014	$80,000	$80,000
Total	80,000	80,000
Less current portion	(80,000)	(80,000)
Long term portion	$—	$—

On April 7, 2014, Arizona Green Power, LLC, a majority owned subsidiary of the Company, issued a note payable for $80,000 with interest at 10% per annum with a 15% default rate of interest, due at maturity of April 6, 2016. In connection with the issuance of the note, the Company granted i) a 1.33% ownership interest in Arizona Green Power, LLC and ii) a warrant to purchase 4,800 shares of the Company’s common stock exercisable at $2.00 per share. This warrant expired on March 7, 2016. During each of the years ended December 31, 2025 and 2024, the Company accrued interest in the amount of $12,000 on this note. As of December 31, 2025, the amount of principal and accrued interest due on this note is $80,000 and $133,883, respectively. As of December 31, 2024, the amount of principal and accrued interest due on this note is $80,000 and $121,883, respectively. This note is in default as of the filing date. See note 15.

NOTE 8: LOANS PAYABLE – RELATED PARTIES

On December 28, 2022, the Company received a non-interest bearing loan in the amount of $250,000 from a related party (“2022 Loan 1”). The Company imputed interest at a rate of 12% per annum, and charged interest expense in the amount of $14,548 and $30,082 to additional paid-in capital pursuant to 2022 Loan 1 during the years ended December 31, 2025 and 2024, respectively. On June 30, 2025, the Company issued 250,000 shares of common stock at a price of $1.00 per share for the conversion of 2022 Loan 1 in the amount of $250,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion. Principal in the amount of $0 and $250,000 was due under 2022 Loan 1 at December 31, 2025 and 2024, respectively.

NOTE 9: COMMITMENTS AND CONTINGENCIES

Lease Obligations

The Company leases an office at 1213 Culbreth Drive, Suite 103, Wilmington, North Carolina 28405, on an annual lease. See Note 4. Rental expenses charged to operations for the years ended December 31, 2025 and 2024 were $11,000 and $10,550, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

On December 29, 2010, pursuant to the Merger, Solar Wind Energy, Inc. became a wholly-owned subsidiary of the Company. Solar Wind has employment agreements with its executive officers. Each of the employment agreements was entered into on September 22, 2010 and amended on November 22, 2010. On March 30, 2023, the Board of Directors approved the contracts of its President and of its Chief Operating Officer through December 31, 2023. Any unpaid salaries are accrued and included in Accrued Payroll on the balance sheet. See Note 6.

Name	Position(s)	Term	Salary	Bonus	Severance
Ronald W. Pickett	Chief Executive Officer	3 years; renewable for 1 year on mutual consent	$200,000	Board Discretionary	Twelve (12) month salary and benefits for termination without cause.
Stephen Sadle	Chief Operating Officer	3 years; renewable for 1 year on mutual consent	$175,000	Board Discretionary	Twelve (12) month salary and benefits for termination without cause.
Robert Crabb	Secretary	1 year	$30,000	Board Discretionary	N/A

Terms to modify the one-year contract extension by mutual consent have been agreed to by the Officers and Directors. Under the modification and extension, the contracts will be extended for an additional 4 years with current salaries being unchanged. Provisions for automatic salary increases based on specific events related to business development successes, rights for the officers to convert any accrued salary into Company notes, and rights to receive warrants to purchase Company stock at market plus 20% premium at the time of the grant while notes are outstanding will be incorporated in the new contracts. The parties have mutually agreed to a stock option plan, the specific terms to be negotiated as part of the final contract.

Litigation

In March 2026, the Company received notification of a lawsuit by the holder of a note payable by AGP, demanding payment of principal in the amount of $80,000 and accrued interest in the amount $121,883.  The Company's legal counsel is currently reviewing this case.  The company believes this lawsuit is without merit, and plans to vigorously defend its position. The entire amount of principal and interest appears on the Company's balance sheet, and no additional liability has been recorded.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE 10: STOCKHOLDERS’ DEFICIT

Preferred stock

The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of December 31, 2025 and 2024, the Company had 0 shares of preferred stock issued and outstanding.

Series A Convertible Preferred Stock:

On June 2, 2015, the Company designated 500,000 as Series A Convertible Preferred Stock (“Series A preferred”) at $0.0001 par value. Each Series A preferred share i) shall rank senior in regard to dividend rights, rights of redemption and liquidation to all classes of common stock and any class or series of capital stock of the Company hereafter creates, ii) receive dividends if and when declared by the Company’s board of directors, iii) each share of Series A preferred convertible into 0.386 shares of common and iv) each share of Series A preferred stock is entitled to 8,000 votes for each share of common stock into which Series A preferred could then be converted.

Series A Convertible Preferred Stock transactions during the year ended December 31, 2025

None.

Series A Convertible Preferred Stock transactions during the year ended December 31, 2024

None.

At December 31, 2025 and 2024, there are no shares of Series A Convertible Preferred Stock outstanding.

Series AA Convertible Preferred Stock:

On December 17, 2020, the Company designated 3,000,000 shares of Series AA Convertible Preferred stock (the “Series AA Preferred”), par value $0.0001, with a stated value of $1.00 per share. Each share of the Series AA Preferred is convertible to common stock at a rate of $0.40 per share, and will have voting rights on an as-converted basis. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore these series AA convertible preferred stock is classified as equity accounts.

Series AA Convertible Preferred Stock transactions during the year ended December 31, 2025

None.

Series AA Convertible Preferred Stock transactions during the year ended December 31, 2024

None.

At December 31, 2025 and 2024, there were no shares of Series AA Convertible Preferred Stock outstanding.

Series AAA Convertible Preferred Stock:

On March 31, 2021, the Company designated 70,000 shares of Series AAA Convertible Preferred Stock (the “Series AAA Preferred”), par value $0.0001, with a stated value of $1.00 per share. Each share of the Series AAA Preferred is convertible into ten shares of common stock and will have voting rights on an as-converted basis. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore the series AAA convertible preferred stock is classified as equity.

Series AAA Convertible Preferred Stock transactions during the year ended December 31, 2025

None.

Series AAA Convertible Preferred Stock transactions during the year ended December 31, 2024

None.

At December 31, 2025 and 2024, there were 0 shares of Series AAA Convertible Preferred Stock outstanding.

Series AAAA Convertible Preferred Stock:

On September 30, 2021, the Company designated 500,000 shares of Series AAAA Convertible Preferred Stock (the “Series AAAA Preferred”), par value $0.0001, with a stated value of $1.00 per share. On May 24, 2022, the Company designated an additional 500,000 shares of Series AAA Preferred. Each share of the Series AAAA Preferred is convertible into two shares of common stock, and will have voting rights on an as-converted basis. On May 24, 2022, the Company increased the number of shares designated as Series AAAA Preferred to 1,000,000. Thereafter, the Company further increased the number of shares designated as Series AAAA Preferred bringing the total to 1,005,300. There are no provisions for coupons or any conversion terms into any form of debt or repayment in cash and therefore the series AAAA convertible preferred stock is classified as equity.

Series AAAA Convertible Preferred Stock transactions during the year ended December 31, 2025

None.

Series AAAA Convertible Preferred Stock transactions during the year ended December 31, 2024

None.

At December 31, 2025 and 2024, there were 0 shares of Series AAAA Convertible Preferred Stock outstanding.

Common Stock

The Company has authorized 250,000,000 shares of common stock, with a par value of $0.0001 per share. As of December 31, 2025 and 2024, the Company had 56,900,743 and 51,538,193 shares of common stock issued and outstanding, respectively.

Common stock transactions during the year ended December 31, 2025

The Company received $250,000 from the sale of 250,000 shares of common stock and warrants to purchase an additional 250,000 shares of common stock at an exercise price of $1.00 per share.

The Company issued 500,000 shares of common stock for gross proceeds of $500,000.

The Company issued 150,000 shares of common stock at a price of $1.00 per share to Directors for the conversion of accrued director’s fees in the amount of $150,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

The Company issued 250,000 shares of common stock at a price of $1.00 per share to a related party for the conversion of a note payable in the amount of $250,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

The Company issued 180,000 shares of common stock at a price of $1.00 per share to Officers for the conversion of accrued salary in the amount of $180,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

The Company issued 250,000 shares of common stock at a price of $1.00 per share for the exercise of warrants at a price of $1.00 per share. There was no gain or loss recorded on this transaction as the conversion occurred at the exercise price established in the warrant agreement.

The Company issued 1,125,000 shares of common stock with a fair value of $1,125,000 to its President as compensation for services. The Company charged the amount of $1,125,000 to stock based compensation.

The Company issued 2,657,550 shares of common stock to a board member from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

Common stock transactions during the year ended December 31, 2024

The Company sold 600,000 shares of common stock at a price of $1.00 per share.

Common Stock to be Issued

Common stock to be issued transactions during the year ended December 31, 2025

The Company issued 2,657,550 shares of common stock to a board member from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

Common stock to be issued transactions during the year ended December 31, 2024

None.

Warrants

During the years ended December 31, 2025 and 2024, a total of $139,173 and $139,173, respectively, was charged to operations for the amortization of warrants.

Warrant activity for the year ended December 31, 2025

The Company issued 250,000 warrants to purchase common shares of the Company at $1.00 per share in connection with the sale of $250,000 of common stock. The warrants vested upon issuance and carry an expiration date of December 31, 2025.

Investors exercised 250,000 warrants at a price of $1.00 per share for the issuance of 250,000 shares of common stock. The Company received gross proceeds in the amount of $250,000.

1,125,000 warrants with an exercise price of $0.40 per share expired.

Warrant Activity for the Year Ended December 31, 2024

None.

The following table summarizes the warrants outstanding and the related prices for the warrants to purchase shares of the Company’s common stock issued by the Company as of December 31, 2025:

			Weighted		Weighted
		Weighted	average		average
		average	exercise		exercise
Range of	Number of	remaining	price of	Number of	price of
exercise	warrants	contractual	outstanding	warrants	exercisable
prices	outstanding	life (years)	warrants	exercisable	warrants
$1.05	15,000	1.50	$1.05	15,000	$1.05
	15,000	1.50	$1.05	15,000	1.05

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Exercise Price

Warrants outstanding at December 31, 2024	1,140,000	$0.41
Issued	250,000	1.00
Exercised	(250,000)	1.00
Cancelled/Expired	(1,125,000)	0.40
Warrants outstanding at December 31, 2025	15,000	$1.05

Incentive Stock Plan

On February 18, 2021, the Company’s board of directors approved an incentive stock plan (the “2021 Incentive Stock Plan”) in order to provide additional incentive to employees, directors, and consultants. The 2021 Incentive Stock Plan permits the grant of Incentive Stock Options, Non-statutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares. The maximum number of aggregate shares available for issuance under the 2021 Incentive Stock Plan is 4,000,000. At December 31, 2025 and 2024, no shares have been issued pursuant to the 2021 Incentive Stock Plan. However, the Company intends to issue 72,000 options to employees to purchase common stock of the Company at $1.00 per share. The Company intends for the options to vest at a rate of 1/3 at the end of each year for three years and have an expiration date of September 30, 2028, or upon the employee’s termination.

NOTE 11: NON-CONTROLLING INTEREST

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. The were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The loss on sale of AGP to related party was recognized in income as follows:

Other Liabilities	$(35,058)
Non-controlling interest	351,402
Accounts payable	(1)
Loss on sale of subsidiary	$(316,343)

At December 31, 2025 and 2024, the Company’s ownership interest in AGP was 0% and 82.77%, respectively, and minority interest was 0% and 17.23%, respectively.

A reconciliation of the non-controlling loss attributable to the Company:

There was no non-controlling interest net loss attributable to the Company for the year ended December 31, 2025.

Net loss attributable to non-controlling interest for the three months ended December 31, 2024:

Net loss generated by AGP	$116,595
Non-controlling interest percentage	17.23%
Net loss attributable to non-controlling interest	$20,089

NOTE 12: INCOME TAXES

Deferred income taxes result from the temporary differences primarily attributable to amortization of intangible assets and debt discount and an accumulation of net operating loss carryforwards for income tax purposes with a valuation allowance against the carryforwards for book purposes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Included in deferred tax assets are Federal and State net operating loss carryforwards of approximately $19.5 million, which will expire through 2040. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Due to significant changes in the Company’s ownership, the Company’s future use of its existing net operating losses may be limited.

Significant components of the Company’s deferred tax assets as of December 31, 2025 and 2024 are summarized below.

	December 31, 2025	December 31, 2024
Net operating loss carryforwards	$5,693,874	$5,303,813
	5,693,874	5,303,813
Valuation allowance	(5,693,874)	(5,303,813)
Net deferred tax assets	$—	$—

In assessing the potential realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the Company attaining future taxable income during the periods in which those temporary differences become deductible. As of December 31, 2025 and 2024, management was unable to determine if it is more likely than not that the Company’s deferred tax assets will be realized and has therefore recorded an appropriate valuation allowance against deferred tax assets at such dates.

No U.S. federal tax provision has been provided for the Company for the years ended December 31, 2025 and 2024 due to the losses incurred during the periods.

The reconciliation below presents the difference between the income tax rate computed by applying the U.S. federal statutory rate and the effective tax rate for the years ended December 31, 2025 and 2024.

	December 31, 2025	December 31, 2024
U. S. federal statutory tax rate	(21.0)%	(21.0)%
State statutory tax rate	(8.25)%	(8.25)%
Change in valuation allowance	29.25%	29.25%
Effective tax rate	0.0%	0.0%

At December 31, 2025 and 2024, the Company has available net operating loss carryforwards for U.S. federal corporate income tax purposes of approximately $5,693,874 and $5,303,813, respectively. U.S. federal net operating losses, if not utilized earlier, expire through 2041.

NOTE 13: RELATED PARTY TRANSACTIONS

For the year months ended December 31, 2025

On February 17, 2025, the Company completed the sale of its majority interest in AGP to Ron Pickett, its CEO, for the amount of $1. This amount was credited against the amount due to Mr. Pickett for business expenses. The were no assets on the books of AGP. The Company de-recognized the liabilities of AGP and the balance of non-controlling interest. The loss on sale of AGP to related party was recognized in income (loss) from discontinued operations.

The Company accrued salaries in the amount of $405,000, made payments of $145,814, and converted accrued salaries due to officers in the amount of $180,000 into 180,000 shares of the Company’s common stock. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion. The Company accrued payroll taxes in the amount of $55,384 and made payments of $41,386. At December 31, 2025, the amount of $474,610 of accrued salaries due to officers is included in the Company’s balance sheet as Accrued Payroll. See note 6.

On June 30, 2025, the Company issued 180,000 shares of common stock at a price of $1.00 per share to Officers for the conversion of accrued salary in the amount of $180,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 150,000 shares of common stock at a price of $1.00 per share to Directors for the conversion of accrued director’s fees in the amount of $150,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On June 30, 2025, the Company issued 250,000 shares of common stock at a price of $1.00 per share to a related party for the conversion of a note payable in the amount of $250,000. There was no gain or loss recorded on this transaction as the conversion occurred at the market price at the time of the conversion.

On September 30, 2025, the Company issued 2,657,550 shares of common stock to a board member from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

On December 29, 2025, the Company issued 1,125,000 shares of common stock with a fair value of $1,125,000 to its President as compensation for services. The amount of $1,125,000 was charged to stock based compensation. See Note 10.

During the year ended December 31, 2025, the Company accrued fees due to the Board of Directors in the amount of $100,000.

For the year ended December 31, 2024

The Company accrued salaries due to officers in the amount of $435,000 and made payments of accrued salaries due to officers in the amount of $263,885. At December 31, 2024, the amount of $395,423 of accrued salaries due to officers is included in the Company’s balance sheet as Accrued Payroll. See note 7.

The Company accrued fees due to the Board of Directors in the amount of $100,000.

Common stock to be issued

The Company had committed to issue 710,220 shares at a price of $0.50 per share for the cashless conversion of 1,775,550 warrants. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the warrants.

The Company had committed to issue 700,000 shares of common stock at a price of $0.10 per share for the conversion of Series AAA Preferred Stock. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the Series AAA Preferred.

The Company had committed to issue 1,183,700 shares of common stock at a price of $0.50 per share for the conversion of 591,850 shares of Series AAAA Preferred Stock. There was no gain or loss recorded on this transaction as the conversion occurred pursuant to the terms of the Series AAAA Preferred.

The Company had committed to issue 63,630 shares of common stock at a price of $1.00 per share to a related party as compensation. There was no gain or loss recorded on this transaction as the transaction was recorded at the market price of the common stock.

The Company issued 2,657,550 shares of common stock to a board member from common stock to be issued. The par value of these shares in the amount of $265 was transferred from common stock to be issued to common stock. There was no gain or loss on this transaction as the value of the shares had been recorded when originally charged to common stock to be issued.

NOTE 14: SEGMENT INFORMATION

The Company operates in one reportable segment: the generation of green energy. The Company intends to leverage intellectual property and engage innovative clean energy technology to provide a reliable source of green electricity. The Company has not generated any revenues from operations. The accounting policies of the segment are the same as those described in the summary of significant accounting policies. The chief operating decision maker (“CODM”) includes the chief executive officer and chief operating officer. The CODM decides how to allocate resources based on the components of net loss from continuing operations and significant expenses. The CODM evaluates expenses to ensure resources are appropriately allocated to foster progress. The segment net loss from continuing operations and significant segment expenses are presented in the table below. Segment assets are reported on the balance sheet as total assets, including assets of discontinued operations.

	Year Ended
	December 31,
	2025	2024
Operating Expenses:
Advertising and promotion	$500	$-
Bank service charges	941	1,189
Office supplies	17,119	5,265
Payroll and related costs	433,796	469,048
Director compensation	100,000	100,000
Rent expense	14,000	3,000
Insurance	46,158	19,013
Filing fees	9,170	-
Travel expense	36,044	6,226
Professional fees	389,546	226,897
Consulting expense	51,399	234,000
Taxes and licenses	1,627	1,543
Stock based compensation	1,264,174	139,173
Other expenses	460	-
	2,364,934	1,205,354
Other (income) expenses:
(Gain) on settlement of accounts payable	(4,000)	-
Interest expense	26,548	42,082
	22,548	42,082

Segment loss	$(2,387,482)	$(1,247,436)

Adjustments and reconciling items	-	-
Net loss from continuing operations	$(2,387,482)	$(1,247,436)

	December 31, 2025	December 31, 2024
Other segment disclosures:
Segment assets	$337,937	$47,659

NOTE 15: SUBSEQUENT EVENTS

Non-Binding Letter of Intent

The Company has entered into a non-binding letter of intent (the “LOI”) subject to a definitive agreement with Mil L. Wallen, CEO and owner of 100% of the shares of Trinity Group Construction, Inc. (“Trinity”). Mr. Wallen is President of KiNRG and a related party. Pursuant to the LOI, KiNRG would acquire 100% of the stock of Trinity. The parties intend to combine Trinity’s expertise in constructing data centers with KiNRG’s HydroThermal Reactor power generation technology to market a data center solution. Specific terms of the LOI have not been finalized.

Notification of Lawsuit by Noteholder

In March 2026, the Company received notification of a lawsuit by the holder of a note payable by AGP, demanding payment of principal in the amount of $80,000 and accrued interest in the amount $121,883.  The Company's legal counsel is currently reviewing this case.  The company believes this lawsuit is without merit, and plans to vigorously defend its position. The entire amount of principal and interest appears on the Company's balance sheet, and no additional liability has been recorded. See note 7.